SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2012, Integrated Electrical Services, Inc. (the “Company”) announced that Terry L. Freeman, Senior Vice President & Chief Financial Officer of the Company will retire from the Company, effective January 20, 2012.  There are no disagreements between the Company and Mr. Freeman.

On January 6, 2012, the Company also announced that Robert Lewey has been appointed Senior Vice President & Chief Financial Officer of the Company, effective January 20, 2012.  Mr. Lewey, age 50, has served as Vice President – Finance & Treasurer of the Company since May 2011.  From 2001 to 2006 and from 2007 until May 2011, Mr. Lewey held various positions with the Company, including Vice President – Tax, Director of Tax and Treasurer.  From 2006 to 2007, Mr. Lewey served as Vice President, Tax for Sulzer US Holdings, Inc., a provider of information technology solutions.  He began his career with Deloitte LLP and received his BBA in Accounting from the University of Houston.  He is a Certified Public Accountant licensed in the state of Texas.

A press release announcing Mr. Lewey’s appointment is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: January 6, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 6, 2012.